ANDERSEN ANDERSEN & STRONG, L.C. 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
						Telephone 801 486-0096
						     Fax  801 486-0098





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 5, 2002, accompanying the audited financial statements of Sonic Media Corp. at June 30, 2002, and the related statements of operations, stockholders' equity and cash flows and for the two months then ended and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2, amended.


August 20, 2002


s/Andersen, Andersen & Strong LC